Exhibit 3.2

CERTIFICATE OF INCORPORATION

OF

DEVVSTREAM LEGACY CORP.

ARTICLE I
NAME OF THE CORPORATION

The name of the corporation is DevvStream Legacy Corp. (the “Corporation”).

ARTICLE II
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III
BUSINESS PURPOSE

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
CAPITAL STOCK

Upon the effectiveness of the Certificate of Corporate Domestication of DevvStream Corp., a corporation organized under the laws of Alberta, Canada (“DevvStream Alberta”), and this Certificate of Incorporation (the “Effective Time”), each common share, no par value, of DevvStream Alberta issued and outstanding immediately prior to the Effective Time shall, automatically and without any action required on the part of the Corporation or the holders thereof, for all purposes convert, on a one-for-one basis, into and be deemed to be one (1) issued and outstanding, fully paid and nonassessable share of Common Stock. As the conversion is on a one-for-one basis, no fractional shares of Common Stock shall result from, or be issued in connection with, the conversion. From and after the Effective Time, (i) any stock certificate that, immediately prior to the Effective Time, represented common shares of DevvStream Alberta shall, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Common Stock, and (ii) any common shares of DevvStream Alberta held in book-entry form or through the facilities of a securities depository immediately prior to the Effective Time shall, automatically and without any action required on the part of the Corporation or the holders thereof, be reflected in book-entry form as the same number of shares of Common Stock. The Board of Directors may, but shall not be required to, provide for the exchange of any such stock certificate for a new certificate, or for book-entry shares, representing the applicable number of shares of Common Stock.

Section 4.01    Authorized Classes of Stock. The total number of shares of stock of all classes of capital stock that the Corporation is authorized to issue is 100,000,000, of which 80,000,000 shares shall be shares of common stock having $0.001 par value (“Common Stock”) and 20,000,000 shares shall be shares of preferred stock having $0.001 par value (“Preferred Stock”).

Section 4.02    Common Stock. Except as otherwise required by law, as provided in this Certificate of Incorporation, and as otherwise provided in the resolution or resolutions, if any, adopted by the board of directors of the Corporation (the “Board of Directors”) with respect to any series of the Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share it holds. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary.

Section 4.03     Preferred Stock. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a)       the designation of the series;

(b)       the number of shares of the series;

(c)       the dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(d)       whether the series will have voting rights, generally or upon specified events, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(e)       whether the series will have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(f)        whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

(g)       the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(h)       the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(i)        the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(j)        any other relative rights, preferences, and limitations of that series.

ARTICLE V
BOARD OF DIRECTORS

Section 5.01     General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.02     Number. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the entire Board of Directors shall/be the number of directors as fixed from time to time by the Board of Directors.

Section 5.03     Newly Created Directorships and Vacancies. Except as otherwise required by law and subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors resulting from death, resignation, or other cause, may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom they have replaced, the election and qualification of a successor, or such director’s death, resignation, or removal.

ARTICLE VI
LIMITATION OF LIABILITY; INDEMNIFICATION

Section 6.01     Limitation of Liability. To the fullest extent permitted by the DGCL as it currently exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or officer. No amendment to, modification of, or repeal of this Section 6.01 shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.

Section 6.02     Indemnification. The Corporation shall indemnify to the fullest extent permitted by law as it now exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that the person is or was a director, or officer, or employee, or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, or officer, or employee, or agent at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this Section 6.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
INCORRPORATOR

The name and address of the incorporator signing the Certificate of Incorporation is Christopher Merkel, 2108 N St., Suite 4254, Sacramento, California 95816.

ARTICLE VIII
STOCKHOLDER ACTION

Section 8.01    Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation shall be called only by: (i) the Board of Directors or the Chair of the Board of Directors; or (ii) the Secretary of the Corporation, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 75% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as may be set forth in the By-Laws.

ARTICLE IX
BY-LAWS

Section 9.01 Board of Directors. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, or repeal the By-Laws without any action on the part of the stockholders.

ARTICLE X
SECTION 203 OF THE DGCL OPT-OUT

The Corporation shall not be governed or subject to Section 203 of the DGCL.

ARTICLE XI
AMENDMENTS

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation; provided however, that notwithstanding any other provision of this Certificate of Incorporation or applicable law that might permit a lesser vote or no vote and in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provisions inconsistent with this Article X.

The undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 14th day of October, 2026.

INCORPORATOR:

/s/ Christopher Merkel
Christopher Merkel